Exhibit 28(j)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees and Shareholders
Securian Funds Trust:
We consent to the use of our report dated February 26, 2018, incorporated herein by reference, on the financial statements of SFT Core Bond Fund (formerly SFT Advantus Bond Fund), SFT Dynamic Managed Volatility Fund (formerly SFT Advantus Dynamic Managed Volatility Fund), SFT Government Money Market Fund (formerly SFT Advantus Government Money Market Fund), SFT Index 400 Mid-Cap Fund (formerly SFT Advantus Index 400 Mid-Cap Fund), SFT Index 500 Fund (formerly SFT Advantus Index 500 Fund), SFT International Bond Fund (formerly SFT Advantus International Bond Fund), SFT Managed Volatility Equity Fund (formerly SFT Advantus Managed Volatility Equity Fund), SFT Mortgage Securities Fund (formerly SFT Advantus Mortgage Securities Fund), SFT Real Estate Securities Fund (formerly SFT Advantus Real Estate Securities Fund), SFT Ivy Growth Fund, SFT Ivy Small Cap Growth Fund, SFT T. Rowe Price Value Fund, and SFT Wellington Core Equity Fund (formerly SFT Pyramis Core Equity Fund), each a series of Securian Funds Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the Statement of Additional Information.
/s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2018